Exhibit 99.1

NOTICE TO DIRECTORS AND EXECUTIVE OFFICERS OF JOHNSON CONTROLS INTERNATIONAL PLC REGARDING THE POTENTIAL COMPLETE BLACKOUT IN TRANSACTIONS INVOLVING EQUITY SECURITIES OF JOHNSON CONTROLS INTERNATIONAL PLC

This notice is required by law and is to formally notify you of a possible complete blackout. Please note that the possible blackout referenced in this notice is in addition to any other blackout period to which you are otherwise subject, including the restrictions on trading activity under the Johnson Controls International plc Insider Trading Policy and any other relevant restrictions under tender offer rules.

Restrictions on Trading Johnson Controls International plc Equity Securities

As you know, on May 3, 2019, Johnson Controls International plc (the “Company”) launched a tender offer (the “Offer”) to purchase from its stockholders up to $4,000,000,000 in value of the Company’s ordinary shares, $0.01 par value per share (the “Shares”), at a single per-Share purchase price not greater than $40.00 nor less than $36.00. In connection with the Offer, eligible participants in the Johnson Controls Retirement Savings and Investment Plan, the Johnson Controls Select Hourly Retirement Savings and Investment Plan and the Johnson Controls Federal Systems, Inc. Retirement Savings Plan (collectively, the “Plans”) who choose to participate in the Offer will not be able to effect certain transactions with respect to their Plan’s Company stock fund, including exchanges out, loans, withdrawals and distributions into or out of the Company stock fund (the “Participant Restrictions”). If the Participant Restrictions apply to 50% or more of the participants in the Plans for a period of more than three consecutive business days, a blackout period would arise under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. During any blackout period, directors and executive officers of the Company would be prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an executive officer or service as a director of the Company (or any successor or subsidiary thereof).

Blackout Period

If the conditions requiring a blackout occur, we will promptly notify you. We estimate that the complete blackout could begin as soon as 4:00 p.m., New York City time on May 28, 2019 and could extend through June 14, 2019. We will provide you with updated information once we have determined whether the conditions requiring a blackout have occurred.

Trading Restrictions

If a blackout occurs, during the blackout period you would be prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring Shares and derivative securities, such as stock options, restricted stock units and performance stock units, that you acquired in connection with your service as a director or your employment as an executive officer of the Company (or any successor or subsidiary thereof), subject to certain limited exceptions. In this regard, any Share or Company derivative security that you purchase, sell or otherwise transfer is automatically treated as acquired in connection with your service as a director or employment as an executive officer unless you establish that the security was acquired from another source in accordance with rules established by the Securities and Exchange Commission. If you engage in a transaction in violation of these rules, you may be required to disgorge any profits from the transaction and there may be civil and criminal penalties. Please note that these trading prohibitions also apply to Shares and Company derivative securities held by immediate family members living with you, or held in trust, or by controlled partnerships or corporations. As noted above, the possible blackout described in this required notice is in addition to the restrictions on trading activity under the Johnson Controls International plc Insider Trading Policy and any other relevant restrictions under tender offer rules.

If you have any questions pertaining to this notice or the blackout period, please contact Michael R. Peterson in the Legal Department of the Company at 414-524-7019 or by mail at 5757 N. Green Bay Avenue, Glendale, WI, 53209-4408.

May 7, 2019